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                        INDEPENDENT ACCOUNTANT'S CONSENT

We consent to the use of our report dated February 25, 1994, with respect to the combined balance sheets of Georgia Cable Holdings Limited Partnership and Subsidiary Partnerships as of December 31, 1993 and 1992, and the related combined statements of operations, changes in partners' capital (deficiency), and cash flows for each of the years in the two-year period ended December 31, 1993, incorporated herein by reference and to the reference to our firm under the heading "Experts" in this registration statement on Form S-3 and related prospectus of U S WEST, Inc. and affiliated entities.


                                        /s/ KPMG PEAT MARWICK LLP

Miami, Florida
October 30, 1995

                        INDEPENDENT ACCOUNTANT'S CONSENT


We consent to the use of our report dated March 25, 1994, with respect to the consolidated balance sheets of Wometco Cable Corp. and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1993, incorporated herein by reference and to the reference to our firm under the heading "Experts" in this registration statement on Form S-3 and related prospectus of U S WEST, Inc. and affiliated entities.

Our report on the 1993 consolidated financial statements of Wometco Cable Corp. and Subsidiaries refers to a change in the method of accounting for income taxes in 1993 to adopt the provisions of the Financial Accounting Standards Board's FASB No. 109, ACCOUNTING FOR INCOME TAXES.

                                        /s/ KPMG PEAT MARWICK LLP

Miami, Florida
October 30, 1995